                                                                   Exhibit 23(e)




Telephone: (617) 573-0100                              Facsimile: (617) 227-4420





                                 March 15, 1996

BayBanks, Inc.
175 Federal Street
Boston, MA  02110

Ladies and Gentlemen:

         We hereby consent to the references to this firm under the captions "THE MERGER - Certain Federal Income Tax Consequences" and "LEGAL MATTERS" in the Joint Proxy Statement - Prospectus included in this registration statement on Form S-4 filed by Bank of Boston Corporation in connection with the proposed merger of Boston Merger Corp. with and into BayBanks, Inc.

                                       Very truly yours,


                                       /s/ PALMER & DODGE
                                       ----------------------
                                           PALMER & DODGE